UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2020

FLEXSTEEL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	0-5151 (Commission File Number)	42-0442319 (IRS Employer Identification No.)

385 Bell Street, Dubuque, Iowa 52001-0877

(Address of principal executive offices, including zip code)

563-556-7730

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

         (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

       (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ⃞

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 Par Value	FLXS	The NASDAQ Stock Market LLC

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2020, the Flexsteel Industries, Inc. (the “Company”) Compensation Committee (“Committee”) approved the terms of certain awards under the Company’s Cash Incentive Plan and Long-Term Incentive Plan.  The Committee’s actions are designed to address the near-term economic uncertainty due to the COVID-19 pandemic and continued global trade tensions while ensuring executive compensation plans promote long-term shareholder value creation at an acceptable level of risk.

Under the Cash Incentive Plan, the awards for the fiscal year ended June 30, 2021 will be based on two six-month performance periods, July 1, 2020 to December 31, 2020 and January 1, 2021 to June 30, 2021.  The Committee has established performance objectives for the first six-month period and any awards will be paid after the release of the second fiscal quarter results.  The performance objectives for the second six-month period will be set in January 2021 and any related awards will be paid upon the release of the fiscal 2021 year-end results.

For awards under the Long-Term Incentive Plan for the three-year period ended June 30, 2022, participants may earn 1/3 of the award in each of the three years based on meeting performance objectives for that year.  The cumulative award payout for all three years is made after the end of the third year.  The performance objectives for the second and third years were to be based on a set growth rate of the performance objectives over the previous year’s  financial results.  Because of the adverse impact of the COVID-19 pandemic and continued global trade tensions on the Company’s financial results for the period ending June 30, 2020, the calculation of the performance objectives for the second year using the established growth rates in the plan would have resulted in financial goals that are not aligned to long-term shareholder value creation.  As a result, performance objectives for the second year of the three-year award period ending June 30, 2022 were modified.

Under the Long-Term Incentive Plan for the three-year period ended June 30, 2023, participants may earn 1/3 of the award each of the three years based on meeting the performance objectives for that year.  The cumulative award payout for all three years is made after the end of the third year. Specific performance objectives for the first year of the three-year award period have been set by the Committee.  The performance objectives for years two and three will be based on set financial improvement goals over the previous year’s actual results of the performance objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXSTEEL INDUSTRIES, INC.

(Registrant)

Date: June 11, 2020	By:	/s/ Jerald K. Dittmer
Jerald K. Dittmer
Chief Executive Officer
Principal Executive Officer